Exhibit 99.1

CCUR HOLDINGS ANNOUNCES FURTHER CAPITAL ALLOCATION REVIEW TO INCREASE STOCKHOLDER VALUATION

DULUTH, GA, DECEMBER 10, 2019 – Based on the continued execution of its strategic plan, the Board of Directors of CCUR Holdings, Inc. (OTCQB: CCUR) has initiated further review of capital allocation alternatives to maximize stockholder value, including a potential limited return of capital to stockholders through a special distribution.

The Company’s legal, tax and financial advisors will assist the Board of Directors in the review. There can be no assurances given regarding the outcome and timing of the review process and the Company does not intend to provide announcements or updates unless, or until, it determines that further disclosure is appropriate or necessary.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. operates MCA and real estate business segments through its subsidiaries LM Capital Solutions, LLC and Recur Holdings LLC and actively pursues other business opportunities to maximize the value of its assets through evaluation of additional operating businesses or assets for acquisition. More information on CCUR is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein may constitute “forward-looking statements” within the meaning of federal securities laws. When used or incorporated by reference in this report, the words “believes,” “expects,” “estimates,” “anticipates,” and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, CCUR’s ability to successfully negotiate, perform due diligence and consummate any additional acquisitions, expected cash and liquidity positions, expected financial performance and revenue streams, market fluctuations in or material financial or regulatory changes impacting the MCA and real estate industry and general business conditions, as well as other risks listed in the Company’s Form 10-K filed on August 28, 2019 and subsequent quarterly reports filed with the Securities and Exchange Commission and risk and uncertainties not presently known to CCUR or that CCUR currently deems immaterial.

CCUR wishes to caution against placing undue reliance on any forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Contact:

Michael Polyviou

mpolyviou@evcgroup.com

732-933-2755